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HONIGMAN                                                          (313) 465-7000
                                                             FAX: (313) 465-8000
HONIGMAN MILLER SCHWARTZ AND COHN LLP                               HONIGMAN.COM
ATTORNEYS AND COUNSELORS

                                                                     Exhibit 8.1

                                  June 8, 2005

  Taubman Centers, Inc.
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48303

      Re: Certain Federal Income Tax Matters

  Ladies and Gentlemen:

      We have acted as counsel to Taubman Centers, Inc., a Michigan corporation that has made an election to be treated as a real estate investment trust ("REIT") for federal income tax purposes (the "Company"), in connection with the public offering of up to 3,680,000 shares of the Company's 7.625% Series H Cumulative Redeemable Preferred Stock (the "Offering"), pursuant to the Registration Statement on Form S-3 (File No. 333-35433), filed by the Company with the Securities and Exchange Commission on September 11, 1997, under the Securities Act of 1933, as amended (the "Shelf Registration"), and as more fully described in the Company's prospectus supplement dated June 8, 2005 (the "Prospectus Supplement"), to the prospectus dated September 19, 1997 (together with all exhibits, amendments and supplements thereto (including the Prospectus Supplement), the "Prospectus"). This opinion, regarding certain federal income tax matters, is being rendered to the Company pursuant to the Company's request.

      We have also acted as counsel to the Company in connection with the preparation of the section captioned "Material U.S. Federal Income Tax Consequences" of the Prospectus.

      In rendering the opinions stated below, we have examined and, with your consent, relied upon the following documents:

        (i) Amended and Restated Articles of Incorporation of the Company, dated January 19, 2004, as amended to the date hereof;

        (ii) Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership (the "Partnership"), dated September 30, 1998, as amended to the date hereof (the "Partnership Agreement");

        (iii) The Operating Agreement of The Taubman Company LLC (the "Manager"), dated October 30, 2001 (the "Operating Agreement");

         2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT,
                              MICHIGAN 48226-3506
                       DETROIT - LANSING - OAKLAND COUNTY

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HONIGMAN

  June 8, 2005
  Page 2

      (iv) Amended and Restated Certificate of Incorporation of T-I REIT, Inc. ("T-I REIT"), dated November 17, 1999, as amended to the date hereof;

      (v)   The Shelf Registration and the Prospectus;

      (vi) A letter of even date and signed by Lisa A. Payne as Chief Financial Officer of the Company, on behalf of the Company, a copy of which is attached hereto ("Certificate of Representations"); and

      (vii) Such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

      In our examination of the foregoing documents, we have assumed, with your consent, that (i) the documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) where any such document required execution by a person, the person who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are and will be true and correct, (v) where any such document imposes obligations on a person, such obligations have been or will be performed or satisfied in accordance with their terms, and (vi) the Company, the Partnership, the Manager, and T-I REIT at all times have been and will be organized and operated in accordance with the terms of such documents, as applicable. We have not independently investigated or made separate inquiry into any of the representations, facts or assumptions set forth in such documents or any other documents. Without limiting the foregoing, we have assumed that all statements and descriptions of the Company's past and intended future activities in the Certificate of Representations are true and accurate, and that all representations that speak in the future, or to the intention or expectation, or to the best of the belief and knowledge of any person(s) are and will be true, correct, and complete as if made without such qualification. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts, assumptions, or documents.

      For purposes of rendering the opinions stated below, we have assumed that the Offering contemplated by the foregoing documents has been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of the Offering. In addition, our opinions are based on the assumptions that (i) the Company has been and will continue to be operated in accordance with the laws of the State of Michigan, (ii) the Company has been and will continue to be operated in the manner described in the relevant organizational documents, (iii) the Partnership has been and will continue to be operated in accordance with the laws of the State of Delaware, (iv) the Partnership has been and will continue to be operated in the manner described in the Partnership Agreement, (v) the Manager has been and will continue to be operated in accordance with the laws of the State of Delaware,

         2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT,
                             MICHIGAN 48226 - 3506
                       DETROIT - LANSING - OAKLAND COUNTY

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HONIGMAN

  June 8, 2005
  Page 3

  (vi) the Manager has been and will continue to be operated in the manner described in the Operating Agreement, (vii) T-I REIT has been and will continue to be operated in accordance with the laws of the State of Delaware, and (viii) T-I REIT has been and will continue to be operated in the manner described in the relevant organizational documents.

      In rendering the opinions stated below, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the "Service"), all as they exist as of the date hereof. It should be noted, however, that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Therefore, although our opinions represent our judgment as to the probable outcome of these matters if challenged, we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinions stated herein. In addition, there can be no assurance that positions contrary to our opinions will not be taken by the Service, or that a court considering the issues will not hold contrary to such opinions. Moreover, the opinions set forth below represent our conclusions based upon the documents, facts, assumptions, and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinions expressed herein.

      We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The discussion set forth in the Prospectus under the caption "Material U.S. Federal Income Tax Consequences" is a fair and accurate summary of the material federal income tax consequences of the acquisition, ownership and disposition of the Company's Series H Cumulative Redeemable Preferred Shares.

      2. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for each of its taxable years ended December 31, 2001 through December 31, 2004, and its past, current and proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2005 and thereafter.

      As noted in the section of the Prospectus captioned "Material U.S. Federal Income Tax Consequences," the Company's qualification and taxation as a REIT depend upon its ability to

         2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT,
                             MICHIGAN 48226 - 3506
                       DETROIT - LANSING - OAKLAND COUNTY

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HONIGMAN

  June 8, 2005
  Page 4

  meet, through actual annual operating results, certain requirements including requirements relating to distribution levels, diversity of stock ownership, composition of assets and sources of income, and the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

      Other than as expressly stated above, we express no opinion as to any other federal income tax issue or matter relating to the Company. We consent to the filing of this opinion as an exhibit to the Company's current report on the Form 8-K dated of even date herewith and to the use of the name of the firm in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. This opinion is issued to you in connection with the Offering and may not be used or relied upon for any other purpose without our express written consent.

                                    Very truly yours,

                                    /s/ Honigman Miller Schwartz and Cohn LLP

                                    HONIGMAN MILLER SCHWARTZ AND COHN LLP

  DSL:RSS:AZD

         2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT,
                             MICHIGAN 48226 - 3506
                       DETROIT - LANSING - OAKLAND COUNTY